As filed with the Securities and Exchange Commission on March 14, 2006
Registration Statement No. 333-45891

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0577130
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(330) 438-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott A. Scherff
Corporate Secretary and Assistant General Counsel
The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(330) 438-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

SIGNATURES

INTRODUCTORY NOTE
     This registration statement registered $300 million of the Registrant’s debt securities. The Registrant completed the offering of $100 million of its 6 7/8% notes due 2028 in May 1998 and $75 million of its 6 3/4% notes due 2006 in August 2001 pursuant to this registration statement. Pursuant to the Registrant’s undertaking in Item 17 of Part II of the original registration statement, the registrant hereby withdraws this registration statement, including all amendments and exhibits thereto, with respect to the $125 million unsold portion of debt securities registered hereon.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on March 14, 2006.

THE TIMKEN COMPANY

By:	/s/William R. Burkhart

Name: William R. Burkhart
Title: Senior Vice President and General Counsel
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed below on behalf of The Timken Company by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/James W. Griffith	President, Chief Executive Officer	March 14, 2006
James W. Griffith	and Director (Principal Executive Officer)

/s/Glenn A. Eisenberg	Executive Vice President — Finance	March 14, 2006
Glenn A. Eisenberg	and Administration (Principal Financial Officer)

/s/Sallie B. Bailey	Senior Vice President — Finance	March 14, 2006
Sallie B. Bailey	and Controller (Principal Accounting Officer)

* W.J. Timken, Jr.	Director and Chairman	March 14, 2006

* Phillip R. Cox	Director	March 14, 2006

* Jerry J. Jasinowski	Director	March 14, 2006

* John A. Luke, Jr.	Director	March 14, 2006

* Robert W. Mahoney	Director	March 14, 2006

* Joseph W. Ralston	Director	March 14, 2006

* Frank C. Sullivan	Director	March 14, 2006

S-1

Signature	Title	Date

* John M. Timken, Jr.	Director	March 14, 2006

* W.J. Timken	Director	March 14, 2006

Joseph F. Toot, Jr.	Director

* Jacqueline F. Woods	Director	March 14, 2006

*  The undersigned, pursuant to a Power of Attorney executed by each of the directors and officers identified above and filed with the SEC, by signing his or her name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

By:	/s/ William R. Burkhart

Name: William R. Burkhart
Attorney-in-Fact

S-2

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the “Company”), hereby (1) constitutes and appoints Glenn A. Eisenberg, William R. Burkhart and Scott A. Scherff, collectively and individually, as his or her agent and attorney-in-fact, with full power of substitution and resubstitution, to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) one or more Post-effective Amendments(s) to a Registration Statement on Form S-3 (Reg. No. 333-45891) (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Company’s debt securities, (ii) any and all amendments and exhibits to such Registration Statement, and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises, and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.
     IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 10th day of March 2006.

/s/Sallie B. Bailey	/s/Joseph W. Ralston

Sallie B. Bailey	Joseph W. Ralston
(Principal Accounting Officer)

/s/Glenn A. Eisenberg	/s/Frank C. Sullivan

Glenn A. Eisenberg	Frank C. Sullivan
(Principal Financial Officer)

/s/Phillip R. Cox	/s/John M. Timken, Jr.

Phillip R. Cox	John M. Timken, Jr.

/s/James W. Griffith	/s/Ward J. Timken

James W. Griffith	Ward J. Timken
(Principal Executive Officer)

/s/Jerry J. Jasinowski	/s/Ward J. Timken, Jr.

Jerry J. Jasinowski	Ward J. Timken, Jr.

/s/John A. Luke, Jr.

John A. Luke, Jr.	Joseph F. Toot, Jr.

/s/Robert W. Mahoney	/s/Jacqueline F. Woods

Robert W. Mahoney	Jacqueline F. Woods